September 2022 Pricing Supplement No. U6907 Registration Statement No. 333-238458-02 Dated September 2, 2022 Filed pursuant to Rule 424(b)(2)

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025

All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings

Principal at Risk Securities

Unlike ordinary debt securities, the Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025 based on the performance of the worst performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust (each, an “Underlying”), which we refer to as the securities, do not provide for the regular payment of interest or guarantee the return of any principal at maturity. Instead, the securities offer the opportunity for investors to earn a Contingent Coupon (plus any previously unpaid Contingent Coupons from prior Observation Periods, pursuant to the memory coupon feature) but only if the closing level of each Underlying on every trading day during the applicable Observation Period is greater than or equal to approximately 70% of its respective Initial Level, which we refer to as its Coupon Barrier Level. If the closing level of any Underlying is less than its respective Coupon Barrier Level on any trading day during an Observation Period, you will not receive any Contingent Coupon for that Observation Period. However, if the closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level on every trading day during any subsequent Observation Period, investors will receive, in addition to the Contingent Coupon for the related Observation Period, any previously unpaid Contingent Coupons from prior Observation Periods. As a result, investors must be willing to accept the risk of not receiving any Contingent Coupons during the entire term of the securities. In addition, if the closing level of each Underlying is greater than or equal to its Initial Level on any Observation Period End Date scheduled to occur on or after March 2, 2023 (other than the Valuation Date), the securities will be automatically redeemed for an amount per security equal to the Principal Amount plus the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date, if any, otherwise due with respect to the related Observation Period, and, only if a Contingent Coupon is payable with respect to the related Observation Period, any previously unpaid Contingent Coupons from prior Observation Periods. At maturity, if the securities have not previously been automatically redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to approximately 65% of its Initial Level, which we refer to as its Downside Threshold Level, investors will receive the Principal Amount, and, if the closing level of each Underlying on every trading day during the final Observation Period is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon payable with respect to the final Observation Period plus any previously unpaid Contingent Coupons from prior Observation Periods. However, if the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, investors will be fully exposed to the decline in the level of the Worst Performing Underlying over the term of the securities, and the Redemption Amount will be less than 65% of the Principal Amount of the securities and could be zero. Accordingly, investors may lose up to their entire initial investment in the securities. Because payments on the securities are based on the performance of each Underlying, a decline beyond the respective Coupon Barrier Level and/or respective Downside Threshold Level, as applicable, of any Underlying will result in few or no Contingent Coupons and/or a significant loss of your investment, as applicable, even if any other Underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of any Underlying. These securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their principal, the risk of receiving no Contingent Coupons over the entire term of the securities and the risk of an Automatic Redemption of the securities.

All payments on the securities, including the repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlyings:	The Underlyings are set forth in the table below. For more information on the Underlyings, see “iShares® Russell 2000 ETF Overview,” “Invesco QQQ TrustSM, Series 1 Overview” and “SPDR® S&P 500® ETF Trust Overview” herein. Each Underlying is identified in the table below, together with its Reuters ticker symbol, Initial Level, Downside Threshold Level, Coupon Barrier Level and Early Redemption Level:
Underlying	Ticker	Initial Level	Downside Threshold Level	Coupon Barrier Level	Early Redemption Level
iShares® Russell 2000 ETF	IWM UP <Equity>	$180.09	$117.06 (Approximately 65% of Initial Level)	$126.06 (Approximately 70% of Initial Level)	$180.09 (100% of Initial Level)
Invesco QQQ TrustSM, Series 1	QQQ UQ <Equity>	$295.17	$191.86 (Approximately 65% of Initial Level)	$206.62 (Approximately 70% of Initial Level)	$295.17 (100% of Initial Level)
SPDR® S&P 500® ETF Trust	SPY UP <Equity>	$392.24	$254.96 (Approximately 65% of Initial Level)	$274.57 (Approximately 70% of Initial Level)	$392.24 (100% of Initial Level)
Aggregate Principal Amount:	$3,340,000
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10 per security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Trade Date:	September 2, 2022
Settlement Date:	September 8, 2022. Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	September 2, 2025, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	September 5, 2025, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Redemption Amount will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day.
Redemption Amount:	If the securities have not previously been automatically redeemed, on the Maturity Date investors will receive a Redemption Amount determined as follows:
• If the Final Level of the Worst Performing Underlying is greater than or equal to its Downside Threshold Level:	the Principal Amount, and, if the closing level of each Underlying on every trading day during the final Observation Period is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period plus any previously unpaid Contingent Coupons from prior Observation Periods.
• If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level:

(i) the Principal Amount multiplied by (ii) the Underlying Return of the Worst Performing Underlying.

In this case, the Redemption Amount will be less than $6.50 per $10 principal amount of securities. You could lose your entire investment.

Listing:	The securities will not be listed on any securities exchange.

Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 15 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or any product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10	$0.20(1)
		$0.05(2)	$9.75
Total	$3,340,000	$83,500	$3,256,500

(1) We or one of our affiliates will pay to Morgan Stanley Smith Barney LLC (“MSSB”) discounts and commissions of $0.25 per $10 principal amount of securities, of which $0.05 per $10 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $0.05 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10 principal amount of the securities on the Trade Date is $9.70 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Key Terms continued from previous page:
Distributor:	MSSB. See “Supplemental Plan of Distribution (Conflicts of Interest).”
Calculation Agent:	Credit Suisse International
Contingent Coupons (with Memory Coupon Feature):

• Subject to Automatic Redemption, if, on every trading day during an Observation Period, the closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level, we will pay a Contingent Coupon at an annual rate of 10% (corresponding to $0.25 per quarter per security) on the related Contingent Coupon Payment Date.

• If, on any trading day during an Observation Period, the closing level of any Underlying is less than its respective Coupon Barrier Level, no Contingent Coupon will be paid with respect to that Observation Period on the related Contingent Coupon Payment Date (a “Coupon Barrier Event”). Pursuant to the memory coupon feature, if a Contingent Coupon is not paid on any Contingent Coupon Payment Date (because the closing level of an Underlying on any trading day during the related Observation Period is less than its respective Coupon Barrier Level), such previously unpaid Contingent Coupon will be paid on a later Contingent Coupon Payment Date, but only if the closing level of each Underlying on every trading day during such later Observation Period is greater than or equal to its respective Coupon Barrier Level; provided, however, in the case of any such payment of a previously unpaid Contingent Coupon, that no additional interest shall accrue or be payable in respect of such previously unpaid Contingent Coupon from and after the end of the original interest period for such unpaid Contingent Coupon. It is possible that at least one of the Underlyings will be below its respective Coupon Barrier Level on at least one trading day during most or all of the Observation Periods throughout the entire term of the securities so that you may receive few or no Contingent Coupons during the entire term of the securities.

Automatic Redemption:	If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the Principal Amount (the “Automatic Redemption Amount”) and the Contingent Coupon, if any, otherwise due with respect to the related Observation Period plus any previously unpaid Contingent Coupons from prior Observation Periods, only if a Contingent Coupon is payable with respect to the related Observation Period. No further payments will be made on the securities following an Automatic Redemption. In addition, if the securities are automatically redeemed in an Observation Period in which the Contingent Coupon is not payable, you will not receive payment of any previously unpaid Contingent Coupons. Payment will be made with respect to such Automatic Redemption on the Contingent Coupon Payment Date immediately following the relevant Observation Period End Date (the “Automatic Redemption Date”).
Early Redemption Event:	An Early Redemption Event will occur on any Observation Period End Date scheduled to occur on or after March 2, 2023 (other than the Valuation Date) if the closing level of each Underlying on such Observation Period End Date is equal to or greater than its respective Early Redemption Level.
Early Redemption Level:	For each Underlying, 100% of the Initial Level of such Underlying, as set forth in the table above.
Coupon Barrier Level:	For each Underlying, approximately 70% of the Initial Level of such Underlying, as set forth in the table above.
Downside Threshold Level:	For each Underlying, approximately 65% of the Initial Level of such Underlying, as set forth in the table above.
Initial Level:	For each Underlying, the closing level of such Underlying on the Trade Date, as set forth in the table above.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date
Observation Periods:	Each Observation Period will be from but excluding an Observation Period End Date to and including the next following Observation Period End Date, provided that the first Observation Period will be from but excluding the Trade Date to and including the first Observation Period End Date.
Key Dates:	Observation Period End Dates	Contingent Coupon Payment Dates
	December 2, 2022	December 7, 2022
	March 2, 2023	March 7, 2023
	June 2, 2023	June 7, 2023
	September 5, 2023	September 8, 2023
	December 4, 2023	December 7, 2023
	March 4, 2024	March 7, 2024
	June 3, 2024	June 6, 2024
	September 3, 2024	September 6, 2024
	December 2, 2024	December 5, 2024
	March 3, 2025	March 6, 2025
	June 2, 2025	June 5, 2025
	Valuation Date	Maturity Date

The Key Dates are subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If any Contingent Coupon Payment Date is not a business day, the Contingent Coupon will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. The amount of any Contingent Coupon will not be adjusted in respect of any postponement of a Contingent Coupon Payment Date and no interest or other payment will be payable on the securities because of any such postponement of a Contingent Coupon Payment Date. No Contingent Coupons will be payable following an Automatic Redemption. Contingent Coupons, if any, will be payable on the applicable Contingent Coupon Payment Date to the holder of record at the close of business on the business day immediately preceding the applicable Contingent Coupon

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Payment Date, provided that any Contingent Coupons payable on the Automatic Redemption Date or Maturity Date, as applicable, will be payable to the person to whom the Automatic Redemption Amount or Redemption Amount, as applicable, is payable.

Underlying Return:	With respect to each Underlying, the Final Level of such Underlying divided by its Initial Level
Worst Performing Underlying:	The Underlying with the lowest Underlying Return
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities—Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•     a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP / ISIN:	22552K259 / US22552K2592

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Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated February 4, 2022, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I−C dated February 4, 2022: https://www.sec.gov/Archives/edgar/data/1053092/000095010322002048/dp166585_424b2-ic.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020: https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in any accompanying product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

September 2022	Page 5

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to the following defined term used in any accompanying product supplement will be deemed to refer to the corresponding defined term used in this pricing supplement, as set forth in the table below:

Product Supplement Defined Term	Pricing Supplement Defined Term

Knock-In Level	Downside Threshold Level

Lowest Performing Underlying	Worst Performing Underlying

Adjustments

For purposes of the securities offered by this pricing supplement, the following information supersedes the information set forth under the subheading “Adjustments” on page PS-25 of the accompanying product supplement:

For purposes of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the calculation agent may determine.

The share adjustment factor for an underlying will initially be set to 1.0 on the trade date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. However, the calculation agent may, in its sole discretion, make additional adjustments or adjustments that differ from those described herein to the share adjustment factor or any other terms of the securities to reflect changes to an underlying if the calculation agent determines that the adjustment is appropriate to ensure an equitable result. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occurring after the close of business on the final valuation date; provided, however, if we deliver shares of one or more underlyings at maturity or upon early redemption, the share adjustment factor will be subject to adjustment up to, and including, the maturity date or early redemption date, as applicable. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for an underlying will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

Share splits and reverse share splits

If an underlying is subject to a share split or reverse share split, the share adjustment factor for such underlying will be adjusted on the effective date of such share split or reverse share split so that the new share adjustment factor for such underlying equals the product of:

•	the prior share adjustment factor for such underlying; and

•	the number of shares that a holder of one share of such underlying before the effective date would have owned (or been entitled to receive) immediately following the applicable effective date.

Share dividends or distributions

If an underlying is subject to a share dividend (i.e., an issuance of additional shares of such underlying that is given ratably to all, or substantially all, holders of shares of such underlying), the share adjustment factor for such underlying will be adjusted on the

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Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

ex-dividend date for such dividend or distribution so that the new share adjustment factor for such underlying equals the prior share adjustment factor for such underlying plus the product of:

•	the prior share adjustment factor for such underlying; and

•	the number of additional shares of such underlying issued in the share dividend or distribution with respect to one share of such underlying.

Non-cash distributions

If an underlying distributes shares of capital stock, evidences of indebtedness or other assets or property of such underlying (other than (i) share dividends or distributions referred to under “— Share dividends or distributions” above and (ii) cash dividends referred to under “— Extraordinary cash dividends or distributions” below) to all, or substantially all, holders of shares of such underlying (the “relevant distribution”), and the calculation agent determines that either (i) the Options Clearing Corporation has made an adjustment for the relevant distribution with respect to outstanding options contracts in such underlying open for trading or (ii) if there are no outstanding options contracts in such underlying open for trading, that the cash value of the relevant distribution as measured on its ex-dividend date is equal to at least 10% of the market capitalization of the underlying measured as of the close of the relevant exchange on the first trading day for such underlying immediately preceding the ex-dividend date of such relevant distribution, then the share adjustment factor for such underlying will be adjusted on the ex-dividend date for such distribution so that the new share adjustment factor for such underlying equals the product of:

•	the prior share adjustment factor for such underlying; and

•	a fraction, the numerator of which is the current market price of one share of such underlying and the denominator of which is the current market price of one share of such underlying less the fair market value of such relevant distribution.

For purposes of these adjustments to the share adjustment factor of an underlying:

•	The “current market price” means the closing level of one share of an underlying on the trading day for such underlying immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor for such underlying.

•	The “ex-dividend date,” with respect to a dividend or other distribution on the shares of an underlying, means the first trading day on which the shares of such underlying trade on the relevant exchange for such underlying without the right to receive that dividend or other distribution (whether in the form of due bills or otherwise).

•	The “fair market value” of a distribution on the shares of an underlying means the value of the property distributed with respect to one share of such underlying in such distribution on the ex-dividend date for such distribution. If that distribution consists of property traded on the ex-dividend date on a securities exchange in the same jurisdiction as that of the relevant underlying, the fair market value per share or other unit of such distributed property will equal the closing price of one share or other unit of that distributed property on such ex-dividend date, as determined by the calculation agent.

Extraordinary cash dividends or distributions

A dividend or other distribution consisting exclusively of cash to all, or substantially all, holders of an underlying (the “relevant dividend”) will be deemed to be an “extraordinary cash dividend” if the calculation agent determines that the Options Clearing Corporation has made an adjustment for the relevant dividend with respect to outstanding options contracts in such underlying open for trading, provided that if the calculation agent determines that there are no outstanding options contracts in such underlying open for trading, the calculation agent will determine, in its sole discretion, whether the relevant dividend is an extraordinary cash dividend, taking into account whether the relevant dividend is declared and paid outside the normal dividend policy or is materially different from the historical dividend. For the avoidance of doubt, the relevant dividend may be only a portion of any cash dividend or distribution and the relevant dividend and any other cash dividend or distribution may occur contemporaneously on any given date (such other cash dividend or distribution, the “regular dividend”). The calculation agent

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Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

may, in its sole discretion, make additional adjustments or adjustments that differ from those described below to the share adjustment factor or any other terms of the securities to reflect the contemporaneous cash dividends or distributions.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected underlying will be adjusted so that the new share adjustment factor for such underlying equals the product of:

•	the prior share adjustment factor for such underlying; and

•	a fraction, the numerator of which is the current market price of such underlying and the denominator of which is the current market price of such underlying less the amount of the extraordinary cash dividend per share of such underlying, provided that, if any regular dividend has the same ex-dividend date as the extraordinary cash dividend, the amount of such regular dividend per share of the underlying will be subtracted from the current market price in both the numerator and the denominator of such fraction.

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Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Investment Summary

Auto-Callable Contingent Income Securities

Principal at Risk Securities

The Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025 based on the performance of the worst performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust, which we refer to as the securities, provide an opportunity for investors to earn a Contingent Coupon at an annual rate of 10% (corresponding to $0.25 per quarter per security) but only if the closing level of each Underlying on every trading day during the applicable Observation Period is greater than or equal to approximately 70% of its respective Initial Level, which we refer to as its Coupon Barrier Level. If the closing level of any Underlying is less than its respective Coupon Barrier Level on any trading day during the Observation Period, you will not receive any Contingent Coupon for that Observation Period on the related Contingent Coupon Payment Date. However, pursuant to the memory coupon feature, if the closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level on every trading day during a subsequent Observation Period, you will receive, in addition to the Contingent Coupon for the related Observation Period, any previously unpaid Contingent Coupons from prior Observation Periods. It is possible that the closing levels of one or more Underlyings could be below their respective Coupon Barrier Levels on at least one trading day during most or all of the Observation Periods so that you may receive few or no Contingent Coupons during the entire term of the securities. In addition, if the closing level of each Underlying is greater than or equal to its Early Redemption Level on any Observation Period End Date scheduled to occur on or after March 2, 2023 (other than the Valuation Date), the securities will be automatically redeemed for an amount per security equal to the Principal Amount plus the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date, if any, otherwise due with respect to the related Observation Period and, only if a Contingent Coupon is payable with respect to the related Observation Period, any previously unpaid Contingent Coupons from prior Observation Periods.

If the securities have not been previously automatically redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to approximately 65% of its Initial Level, which we refer to as its Downside Threshold Level, the Redemption Amount will be the Principal Amount and, if the closing level of each Underlying on every trading day during the final Observation Period is also greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period plus any previously unpaid Contingent Coupons from prior Observation Periods. However, if the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, investors will be fully exposed to the decline in the Worst Performing Underlying over the term of the securities and will receive a Redemption Amount that is significantly less than the Principal Amount, in proportion to the decline in the Worst Performing Underlying from its Initial Level to its Final Level. In this scenario, the value of any such payment will be less than 65% of the Principal Amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any Contingent Coupons. In addition, investors will not participate in any appreciation of any Underlying.

Maturity:	Approximately three years, unless automatically redeemed earlier.

Redemption Amount:

If the securities have not previously been automatically redeemed, investors will receive on the Maturity Date a Redemption Amount determined as follows:

If the Final Level of the Worst Performing Underlying is greater than or equal to its Downside Threshold Level, investors will receive the Principal Amount and, if the closing level of each Underlying on every trading day during the final Observation Period is also greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period plus any previously unpaid Contingent Coupons from prior Observation Periods.

If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, investors will receive a Redemption Amount that is less than 65% of the Principal Amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Contingent Coupons (with Memory Coupon

A Contingent Coupon at an annual rate of 10% (corresponding to $0.25 per quarter per security) will be paid on the securities on each Contingent Coupon Payment Date but only if the closing level of each Underlying on every trading day during the applicable Observation Period is greater than or equal to its

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Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Feature):

respective Coupon Barrier Level.

Pursuant to the memory coupon feature, if a Contingent Coupon is not paid on any Coupon Payment Date (because the closing level of an Underlying is less than its respective Coupon Barrier Level on any trading day during the applicable Observation Period), such unpaid Contingent Coupon will be paid on a later Coupon Payment Date, but only if the Closing Level of each Underlying on every trading day during such later Observation Period is greater than or equal to its respective Coupon Barrier Level; provided, however, in the case of any such payment of a previously unpaid Contingent Coupon, that no additional interest shall accrue or be payable in respect of such unpaid Contingent Coupon from and after the end of the original interest period for such unpaid Contingent Coupon.

You will not receive such unpaid Contingent Coupon if the Closing Level of any Underlying on any trading day during a subsequent Observation Period is less than its respective Coupon Barrier Level.

If the Closing Level of at least one Underlying is less than its respective Coupon Barrier Level on at least one trading day during each Observation Period, you will not receive any Contingent Coupon for the entire term of the securities.

Automatic Redemption:

If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the related Observation Period and, only if a Contingent Coupon is payable with respect to the related Observation Period, any previously unpaid Contingent Coupons from prior Observation Periods. No further payments will be made in respect of the securities following an Automatic Redemption. If the securities are automatically redeemed in an Observation Period in which the Contingent Coupon is not payable, you will not receive payment of any previously unpaid Contingent Coupons. Payment will be made in respect of such Automatic Redemption on the Contingent Coupon Payment Date immediately following the relevant Observation Period End Date.

An Early Redemption Event will occur on any Observation Period End Date scheduled to occur on or after March 2, 2023 (other than the Valuation Date) if the closing level of each Underlying on such Observation Period End Date is equal to or greater than its respective Early Redemption Level.

September 2022	Page 10

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee any repayment of principal at maturity and offer investors an opportunity to earn a Contingent Coupon of 10% per annum (corresponding to $0.25 per quarter per security) (plus any previously unpaid Contingent Coupons from prior Observation Periods) of the Principal Amount but only if the closing level of each Underlying on every trading day during the applicable Observation Period is greater than or equal to approximately 70% of its Initial Level, which we refer to as its Coupon Barrier Level. The securities have been designed for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of (i) losing a significant portion or all of their principal, (ii) receiving no Contingent Coupon on a Contingent Coupon Payment Date when any Underlying closes below its respective Coupon Barrier Level on any trading day during the related Observation Period and (iii) an Automatic Redemption of the securities. The following scenarios are for illustrative purposes only to demonstrate how the Contingent Coupon and the Redemption Amount (if the securities have not previously been automatically redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically redeemed, the Contingent Coupon may be payable in none of, or some but not all of, the Observation Periods during the term of the securities and the Redemption Amount may be less than 65% of the Principal Amount of the securities and may be zero.

Scenario 1: The securities are automatically redeemed prior to maturity.	This scenario assumes that the securities are automatically redeemed prior to the Maturity Date on one of the Contingent Coupon Payment Dates for the Automatic Redemption Amount equal to the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the relevant Observation Period and, only if a Contingent Coupon is payable with respect to the related Observation Period, any previously unpaid Contingent Coupons from prior Observation Periods. Prior to the Automatic Redemption, each Underlying may close at or above its respective Coupon Barrier Level on every trading day during some or all of the Observation Periods. In this scenario, investors receive the Contingent Coupon with respect to each Observation Period during which each Underlying closes at or above its respective Coupon Barrier Level on every trading day during that Observation Period, plus any previously unpaid Contingent Coupons from prior Observation Periods. No further payments will be made on the securities once they have been redeemed. In addition, if the securities are automatically redeemed in an Observation Period in which the Contingent Coupon is not payable, you will not receive payment of any previously unpaid Contingent Coupons.
Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive principal back at maturity.	This scenario assumes that the securities are not automatically redeemed on any of the Contingent Coupon Payment Dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each Underlying may close at or above its respective Coupon Barrier Level on every trading day during some but not all of the Observation Periods. Consequently, investors receive the Contingent Coupon (plus any previously unpaid Contingent Coupons from prior Observation Periods) with respect to each Observation Period during which each Underlying closes at or above its respective Coupon Barrier Level on every trading day during that Observation Period, but not for the Observation Periods for which any Underlying closes below its respective Coupon Barrier Level on any trading day during that Observation Period. On the Valuation Date, the Worst Performing Underlying closes at or above its Downside Threshold Level. Therefore, at maturity, investors will receive the Principal Amount and, if the closing level of each Underlying on every trading day during the final Observation Period is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period and any previously unpaid Contingent Coupons with respect to prior Observation Periods.
September 2022	Page 11

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Scenario 3: The securities are not automatically redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.	This scenario assumes that the securities are not automatically redeemed on any of the Contingent Coupon Payment Dates, and, as a result, investors hold the securities to maturity. During the term of the securities, one or more Underlyings close below their respective Coupon Barrier Levels on at least one trading day during every Observation Period. In this scenario, investors do not receive any Contingent Coupons. On the Valuation Date, the Worst Performing Underlying closes below its Downside Threshold Level. Therefore, investors will receive an amount equal to the Principal Amount multiplied by the Underlying Return of the Worst Performing Underlying at maturity. Under these circumstances, the Redemption Amount will be less than 65% of the Principal Amount and could be zero. No coupon will be paid at maturity in this scenario, and investors will not receive payment for any previously unpaid Contingent Coupons.
September 2022	Page 12

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

iShares® Russell 2000 ETF Overview

We have derived all information contained herein regarding the iShares® Russell 2000 ETF from publicly available information. Such information reflects the policies of, and is subject to change by, iShares Trust, which maintains and manages the iShares® Russell 2000 ETF, and BlackRock Fund Advisors, the investment advisor to the iShares® Russell 2000 ETF. We have not conducted any independent review or due diligence of any publicly available information with respect to the iShares® Russell 2000 ETF.

The iShares® Russell 2000 ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index.

Information filed by the iShares Trust with the SEC under the Securities Act and the Investment Company Act can be found by reference to its SEC file numbers: 333-92935 and 811-09729. Shares of the iShares® Russell 2000 ETF are listed on the NYSE Arca under ticker symbol “IWM.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying product supplement, the prospectus supplement or the prospectus.

Information as of market close on September 2, 2022:

Reuters Ticker Symbol:	IWM UP
Current Closing Level:	$180.09
52 Weeks Ago (on 9/3/2021):	$227.96
52 Week High (on 11/8/2021):	$242.56
52 Week Low (on 6/16/2022):	$163.90

For additional historical information, see “iShares® Russell 2000 ETF Overview Historical Performance” herein.

Invesco QQQ TrustSM, Series 1 Overview

We have derived all information contained herein regarding the Invesco QQQ TrustSM, Series 1 from publicly available information. Such information reflects the policies of, and is subject to change by, Invesco Capital Management LLC, which maintains and manages the Invesco QQQ TrustSM, Series 1 and acts as investment advisor to the Invesco QQQ TrustSM, Series 1. We have not conducted any independent review or due diligence of any publicly available information with respect to the Invesco QQQ TrustSM, Series 1.

The Invesco QQQ TrustSM, Series 1 is a unit investment trust designed to generally correspond to the price and yield performance of the Nasdaq-100 Index. For additional information on the Nasdaq-100 Index, see “The Reference Indices—The NASDAQ-100 Index” in the accompanying underlying supplement.

Information filed by the Invesco QQQ TrustSM, Series 1 with the SEC under the Securities Act and the Investment Company Act can be found by reference to its SEC file numbers: 333-61001 and 811-08947. Shares of the Invesco QQQ TrustSM, Series 1 are listed on the Nasdaq Stock Market under ticker symbol “QQQ.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement, or the underlying supplement, any accompanying product supplement, the prospectus supplement or the prospectus.

Information as of market close on September 2, 2022:

Reuters Ticker Symbol:	QQQ UQ
Current Closing Level:	$295.17
52 Weeks Ago (on 9/3/2021):	$381.57
52 Week High (on 11/19/2021):	$403.99
52 Week Low (on 6/16/2022):	$271.39

For additional historical information, see “Invesco QQQ TrustSM, Series 1 Historical Performance” herein.

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Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

SPDR® S&P 500® ETF Trust Overview

We have derived all information contained herein regarding the SPDR® S&P 500® ETF Trust from publicly available information. We have not conducted any independent review or due diligence of any publicly available information with respect to the SPDR® S&P 500® ETF Trust.

The SPDR® S&P 500® ETF Trust is a unit investment trust that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index.

Information filed by the SPDR® S&P 500® ETF Trust with the SEC under the Securities Act and the Investment Company Act can be found by reference to its SEC file numbers: 033-46080 and 811-06125. Shares of the SPDR® S&P 500® ETF Trust are listed on the NYSE Arca under ticker symbol “SPY.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus.

Information as of market close on September 2, 2022:

Reuters Ticker Symbol:	SPY UP
Current Closing Level:	$392.24
52 Weeks Ago (on 9/3/2021):	$453.08
52 Week High (on 1/3/2022):	$477.71
52 Week Low (on 6/17/2022):	$365.86

For additional historical information, see “SPDR® S&P 500® ETF Trust Historical Performance” herein.

September 2022	Page 14

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether you receive a Contingent Coupon and whether an Early Redemption Event occurs will be determined during each Observation Period. If the securities are not automatically redeemed, the Redemption Amount will be determined by reference to the Final Level of the Worst Performing Underlying. The actual Initial Level, Coupon Barrier Level, Downside Threshold Level and Early Redemption Level for each Underlying are set forth in “Key Terms” herein. All payments on the securities are subject to the credit risk of Credit Suisse. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Hypothetical Initial Level of the Underlyings:	Underlying A: $100 Underlying B: $100 Underlying C: $100
Hypothetical Coupon Barrier Level of the Underlyings:	Underlying A: $70, which is 70% of the hypothetical Initial Level Underlying B: $70, which is 70% of the hypothetical Initial Level Underlying C: $70, which is 70% of the hypothetical Initial Level
Hypothetical Downside Threshold Level of the Underlyings:	Underlying A: $65, which is 65% of the hypothetical Initial Level Underlying B: $65, which is 65% of the hypothetical Initial Level Underlying C: $65, which is 65% of the hypothetical Initial Level
Hypothetical Early Redemption Level of the Underlyings:

Underlying A: $100, which is 100% of the hypothetical Initial Level

Underlying B: $100, which is 100% of the hypothetical Initial Level

Underlying C: $100, which is 100% of the hypothetical Initial Level

Contingent Coupons:

10% per annum (corresponding to $0.25 per quarter per security)

A Contingent Coupon plus any previously unpaid Contingent Coupons with respect to prior Observation Periods is paid on each Contingent Coupon Payment Date but only if the closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level on every trading day during the related Observation Period.

Automatic Redemption:	If on any Observation Period End Date scheduled to occur on or after March 2, 2023 (other than the Valuation Date) the closing level of each Underlying is greater than or equal to its Initial Level, the securities will be automatically redeemed for an Automatic Redemption Amount equal to the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the related Observation Period, plus, only if a Contingent Coupon is payable with respect to the related Observation Period, any previously unpaid Contingent Coupons from prior Observation Periods. If the securities are automatically redeemed in an Observation Period in which the Contingent Coupon is not payable, you will not receive payment of any previously unpaid Contingent Coupons.
Redemption Amount (if the securities have not been automatically redeemed):

If the Final Level of the Worst Performing Underlying is greater than or equal to its Downside Threshold Level: the Principal Amount and, if the closing level of each Underlying on every trading day during the final Observation Period is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period, plus any previously unpaid Contingent Coupons from prior Observation Periods.

If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level: (i) the Principal Amount multiplied by (ii) the Underlying Return of the Worst Performing Underlying.

Principal Amount:	$10

September 2022	Page 15

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

In Examples 1 and 2, the securities are automatically redeemed on one of the Contingent Coupon Payment Dates, and no further payments are made on the securities after they have been automatically redeemed. In Examples 3, 4 and 5, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The closing level of each Underlying is greater than or equal to its respective Early Redemption Level on the third Observation Period End Date, but below its respective Early Redemption Level on each prior Observation Period End Date, so the securities are automatically redeemed on the Contingent Coupon Payment Date immediately following the third Observation Period End Date. The closing level of at least one Underlying is below its Coupon Barrier Level on at least one trading day during each of the first two Observation Periods. The closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level on every trading day during the third Observation Period. In this scenario, you receive an Automatic Redemption Amount equal to the Principal Amount and the Contingent Coupon with respect to the third Observation Period plus all previously unpaid Contingent Coupons from prior Observation Periods. Therefore, on the Contingent Coupon Payment Date immediately following the third Observation Period, you would receive (i) the Contingent Coupons with respect to the first two Observation Periods totaling $0.25 × 2 = $0.50 and (ii) the Automatic Redemption Amount of $10 + $0.25 = $10.25.

The total payment over the 9-month term of the securities is $0.50 + $10.25 = $10.75.

Example 2 — The closing level of each Underlying is greater than or equal to its respective Early Redemption Level on the eighth Observation Period End Date, but below its respective Early Redemption Level on each prior Observation Period End Date, so the securities are automatically redeemed on the Contingent Coupon Payment Date immediately following the eighth Observation Period End Date. The closing level of at least one Underlying is below its Coupon Barrier Level on at least one trading day during each Observation Period prior to the Automatic Redemption. Therefore, you would not receive any Contingent Coupons during the term of the securities. Upon Automatic Redemption, investors receive the Automatic Redemption Amount of $10.

The total payment over the 2-year term of the securities is $10.

Example 3 — The securities are not automatically redeemed prior to maturity. The closing level of at least one Underlying is below its respective Coupon Barrier Level on at least one trading day during the first and second Observation Periods; therefore, you will receive no Contingent Coupons on the Contingent Coupon Payment Dates following the first and second Observation Periods. The closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level on every trading day during the third Observation Period. Therefore, on the third Contingent Coupon Payment Date you would receive the Contingent Coupons with respect to the first three Observation Periods, totaling $0.25 × 3 = $0.75.

The closing level of at least one Underlying is below its respective Coupon Barrier Level on at least one trading day during the fourth through final Observation Periods. Therefore, you will receive no Contingent Coupons with respect to the fourth through final Observation Periods.

The Final Level of the Worst Performing Underlying is $60, which is below its Downside Threshold Level. Therefore, at maturity the Redemption Amount would be calculated as $10 × $60 / $100 = $6.

The total payment over the 3-year term of the securities is $0.75 + $6 = $6.75

This example illustrates the scenario where you receive Contingent Coupons with respect to the first through third Observation Periods but do not receive a Contingent Coupon with respect to the fourth through final Observation Periods. In addition, the amount you receive at maturity is significantly less than your Principal Amount.

If the securities are not automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, you will lose a significant portion or all of your investment in the securities.

September 2022	Page 16

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Example 4 — The securities are not automatically redeemed prior to maturity. The closing level of each Underlying is below its respective Coupon Barrier Level on at least one trading day during each of the first eleven Observation Periods. The Final Level of the Worst Performing Underlying is $90, which is greater than or equal to its Downside Threshold Level, and the closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level on every trading day during the final Observation Period. In this scenario, you receive a Redemption Amount equal to the Principal Amount and the Contingent Coupon with respect to the final Observation Period plus all previously unpaid Contingent Coupons from prior Observation Periods. Therefore, on the Maturity Date you would receive (i) the Contingent Coupons with respect to eleven Observation Periods preceding the final Observation Period totaling $0.25 × 11 = $2.75 and (ii) the Redemption Amount of $10 + $0.25 = $10.25.

The total payment over the 3-year term of the securities is $2.75 + $10.25 = $13.

This example illustrates the scenario where you do not receive a Contingent Coupon with respect to the first eleven Observation Periods, but at maturity you receive your principal amount plus the final Contingent Coupon and all prior unpaid Contingent Coupons, resulting in a 10% per annum interest rate over the term of the securities. If the closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level on every trading day during the final Observation Period, the effective interest rate on the securities will be 10% per annum.

Pursuant to the memory coupon feature, if a Contingent Coupon is not paid on any Contingent Coupon Payment Date (because the closing level of any Underlying is less than its respective Coupon Barrier Level on any trading day during the related Observation Period), such unpaid Contingent Coupon will be paid on a later Contingent Coupon Payment Date but only if the closing level of each Underlying on every trading day during such later Observation Period is greater than or equal to its respective Coupon Barrier Level; provided, however, in the case of any such payment of a previously unpaid Contingent Coupon, that no additional interest shall accrue or be payable in respect of such unpaid Contingent Coupon from and after the end of the original interest period for such unpaid Contingent Coupon. You will not receive such unpaid Contingent Coupons if the closing level of any Underlying on any trading day during an Observation Period is less than its respective Coupon Barrier Level. If the closing level of any Underlying is less than its respective Coupon Barrier Level on any trading day during each Observation Period, you will not receive any Contingent Coupons for the entire term of the securities.

Example 5 — The securities are not automatically redeemed prior to maturity. The closing levels of one or more Underlyings are below their respective Coupon Barrier Levels on at least one trading day during each of the Observation Periods, and the Final Level of the Worst Performing Underlying is $40, which is below its Downside Threshold Level. Therefore, you would receive no Contingent Coupons, and the Redemption Amount would be calculated as $10 × $40 / $100 = $4.

The total payment over the 3-year term of the securities is $0 + $4 = $4.

If the securities are not automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, you will lose a significant portion or all of your investment in the securities.

September 2022	Page 17

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Selected Risk Considerations

This section describes the material risks relating to the securities. For a complete list of risk factors, please see the accompanying underlying supplement, any product supplement, the prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the appropriateness of the securities in light of their particular circumstances.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, you will be fully exposed to the decline in the Worst Performing Underlying over the term of the securities, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the Worst Performing Underlying from its Initial Level to its Final Level. Under this scenario, the value of any such payment will be less than 65% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The securities will not pay more than the Principal Amount plus Contingent Coupons, if any. The securities will not pay more than the Principal Amount plus Contingent Coupons, if any, regardless of the performance of any Underlying. Even if the Final Level of each Underlying is greater than its respective Initial Level, you will not participate in the appreciation of any Underlying. Therefore, the maximum amount payable with respect to the securities (excluding Contingent Coupons, if any) is the Principal Amount. This payment will not be increased to include reimbursement for any discounts or commissions and hedging and other transaction costs, even upon an Automatic Redemption.

▪	The securities do not provide for regular fixed interest payments. Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. Instead, the number of Contingent Coupons you receive over the term of the securities, if any, will depend on the performance of the Underlyings during the term of the securities. This is because the closing levels of the Underlyings will determine (i) the number and timing of Coupon Barrier Events that occur and (ii) whether and when the securities are automatically redeemed. You will receive a Contingent Coupon with respect to an Observation Period on the immediately following Contingent Coupon Payment Date only if the closing level of each Underlying on every trading day during that Observation Period is greater than or equal to its respective Coupon Barrier Level. Accordingly, if the closing level of at least one Underlying is less than its respective Coupon Barrier Level on at least one trading day during each Observation Period, you will not receive any Contingent Coupons during the term of the securities. However, any such unpaid Contingent Coupon will be paid on a later Contingent Coupon Payment Date pursuant to the memory coupon feature if a Coupon Barrier Event does not occur with respect to the immediately preceding Observation Period.

September 2022	Page 18

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

▪	Even if you receive the maximum amount payable with respect to the securities, it is possible that you may not receive any contingent coupons for an extended period during the term of the securities. For example, if the closing level of at least one Underlying is less than its respective Coupon Barrier Level on at least one trading day during each Observation Period beginning early in the term of the securities until near the end of the term of the securities, you would not receive any contingent coupons for an extended period of time during the term of the securities. You will not be compensated for the time value of money, nor will we pay interest or any other amount, if we pay contingent coupons after the related Contingent Coupon Payment Date.

▪	The number of Contingent Coupons you will be paid, if any, could also be limited by the Automatic Redemption feature of the securities. If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the Principal Amount of the securities you hold and, if the closing level of each Underlying on every trading day during the related Observation Period is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon payable on the related Contingent Coupon Payment Date and any previously unpaid Contingent Coupons from prior Observation Periods. No further payments will be made with respect to the securities following an Automatic Redemption. Therefore, if the securities are automatically redeemed, you will not have the opportunity to receive further Contingent Coupons.

▪	In addition, if interest rates generally increase over the term of the securities, it is more likely that the Contingent Coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, it is possible that you will not receive some or all of the Contingent Coupons over the term of the securities, and still lose your Principal Amount. Even if you do receive some or all of your Principal Amount at maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

▪	Because the number of Contingent Coupons is variable and may be zero, the securities are not a suitable investment for investors who require regular fixed income payments.

▪	More favorable terms to you are generally associated with an Underlying with greater expected volatility and therefore can indicate a greater risk of loss. “Volatility” refers to the frequency and magnitude of changes in the level of an Underlying. The greater the expected volatility with respect to an Underlying on the Trade Date, the higher the expectation as of the Trade Date that the closing level of such Underlying could be less than its (i) Coupon Barrier Level on any trading day during an Observation Period or (ii) Downside Threshold Level on the Valuation Date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher Contingent Coupon than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as lower Coupon Barrier Levels or Downside Threshold Levels) than for similar securities linked to the performance of an underlying with a lower expected volatility as of the Trade Date. You should therefore understand that a relatively higher Contingent Coupon may indicate an increased risk of loss. Further, relatively lower Coupon Barrier Levels or Downside Threshold Levels may not necessarily indicate that you will receive a Contingent Coupon on any Contingent Coupon Payment Date or that the securities have a greater likelihood of a return of principal at maturity. The volatility of any Underlying can change significantly over the term of the securities. The levels of the Underlyings for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlyings and the potential to lose a significant amount of your principal at maturity.

▪	The securities are subject to a potential Automatic Redemption, which exposes you to reinvestment risk. The securities are subject to a potential Automatic Redemption. If the securities are automatically redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

▪	An Automatic Redemption would eliminate your opportunity to be paid Contingent Coupons over the full term of the securities. If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the Principal Amount of the securities you hold and, if the closing level of each Underlying on every trading day during the related Observation Period is greater than or equal to its respective

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Coupon Barrier Level, the Contingent Coupon payable on the related Contingent Coupon Payment Date and any previously unpaid Contingent Coupons from prior Observation Periods. No further payments will be made with respect to the securities following an Automatic Redemption. In addition, if the securities are automatically redeemed in an Observation Period in which the Contingent Coupon is not payable, you will not receive payment of any previously unpaid Contingent Coupons.

▪	Further, lower Early Redemption Levels relative to Coupon Barrier Levels will increase the likelihood of an Automatic Redemption and therefore could limit your opportunity to be paid Contingent Coupons. Because the number of Contingent Coupons you receive over the term of the securities, if any, will depend on (i) the number and timing of Coupon Barrier Events that occur and (ii) whether and when an Early Redemption Event occurs, relatively lower Early Redemption Levels will narrow the range of possible closing levels of the Underlyings at which you will receive the Contingent Coupon on any particular Contingent Coupon Payment Date and the securities will remain outstanding until at least the next Contingent Coupon Payment Date. If the closing level of each Underlying on every trading day during an Observation Period ending on or after March 2, 2023 is greater than or equal to its respective Coupon Barrier Level, you will receive the Contingent Coupon on the related Contingent Coupon Payment Date, but the securities will only remain outstanding in the event that the closing level of each Underlying on the related Observation Period End Date is also less than its respective Early Redemption Level. The lower the Early Redemption Levels are, the less likely it is that the securities will remain outstanding.

▪	Investors will not participate in any appreciation in the level of any of the Underlyings. Investors will not participate in any appreciation in the level of any of the Underlyings from their respective Initial Levels, and the return on the securities will be limited to the Contingent Coupons, if any, that are paid with respect to each Observation Period, plus any previously unpaid Contingent Coupons from prior Observation Periods, until the securities are automatically redeemed or reach maturity. It is possible that the closing levels of one or more Underlyings could be below their respective Coupon Barrier Levels on at least one trading day during most or all of the Observation Periods so that you will receive few or no Contingent Coupons. If you do not earn sufficient Contingent Coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Underlyings

▪	You will be subject to risks relating to the relationship between the Underlyings. Your return on the securities is not linked to a basket consisting of the Underlyings. Rather, the securities are linked to the individual performance of each Underlying. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to all of the Underlyings. As such, the securities will perform poorly if only one of the Underlyings performs poorly. For example, if one Underlying appreciates from its Initial Level to its Final Level, but the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, you will be exposed to the depreciation of the Worst Performing Underlying and you will not benefit from the performance of any other Underlying. Each additional Underlying to which the securities are linked increases the risk that the securities will perform poorly and you are exposed to the price risk of each Underlying. By investing in the securities, you assume the risk that (i) the Final Level of at least one of the Underlyings will be less than its Downside Threshold Level and (ii) the closing level of at least one of the Underlyings will be less than its respective Coupon Barrier Level on at least one trading day during one or more Observation Periods, regardless of the performance of any other Underlying. These risks are greater if you invest in the securities

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as opposed to substantially similar securities that are linked to the performance of just one Underlying. Accordingly, with three Underlyings, it is more likely that you will not receive any Contingent Coupons and that you will suffer a significant loss on your investment. Because payments on the securities are based on the performance of each Underlying, a decline beyond the respective Coupon Barrier Level and/or respective Downside Threshold Level, as applicable, of any Underlying will result in few or no Contingent Coupons and/or a significant loss of your investment, as applicable, even if any other Underlying has appreciated or has not declined as much.

It is impossible to predict the relationship between the Underlyings. If the performances of the Underlyings exhibit no relationship to each other, it is more likely that one of the Underlyings will cause the securities to perform poorly. However, if the performances of the equity securities included in each Underlying are related such that the performances of the Underlyings are correlated, then there is less likelihood that only one Underlying will cause the securities to perform poorly. Furthermore, to the extent that each Underlying represents a different market segment or market sector, the risk of one Underlying performing poorly is greater. As a result, you are not only taking market risk on each Underlying, you are also taking a risk relating to the relationship among the Underlyings.

▪	There are risks associated with the Underlyings. Although shares of the Underlyings are listed for trading on a national securities exchange and a number of exchange-traded funds generally have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Underlyings or that there will be liquidity in the trading market. Each Underlying is subject to management risk, which is the risk that the Underlying’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to each Underlying's investment strategy or otherwise, its investment advisor may add, delete or substitute the assets held by such Underlying. Any of these actions could adversely affect the price of the shares of the Underlyings and consequently the value of the securities. For additional information on the Underlyings, see see “iShares® Russell 2000 ETF Overview,” “Invesco QQQ TrustSM, Series 1 Overview” and “SPDR® S&P 500® ETF Trust Overview” herein.

▪	The performance and market value of each Underlying, particularly during periods of market volatility, may not correlate to the performance of its tracked Index. Each Underlying will generally invest in all of the equity securities included in the index tracked by such Underlying (each such index, a “Tracked Index”), but may not fully replicate such Tracked Index. There may be instances where an Underlying’s investment advisor may choose to overweight another stock in such Underlying’s Tracked Index, purchase securities not included in such Underlying’s Tracked Index that such investment advisor believes are appropriate to substitute for a security included in such Tracked Index or utilize various combinations of other available investment techniques. In addition, the performance of each Underlying will reflect additional transaction costs and fees that are not included in the calculation of such Underlying’s Tracked Index. Finally, because the shares of each Underlying are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of each Underlying may differ from the net asset value per share of such Underlying.

During periods of market volatility, securities held by each Underlying may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of such Underlying and the liquidity of such Underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in each Underlying. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of each Underlying. As a result, under these circumstances, the market value of shares of each Underlying may vary substantially from the net asset value per share of such Underlying. For all the foregoing reasons, the performance of each Underlying may not correlate with the performance of its Tracked Index. For additional information on the Underlyings, see “iShares® Russell 2000 ETF Overview,” “Invesco QQQ TrustSM, Series 1 Overview” and “SPDR® S&P 500® ETF Trust Overview” herein.

▪	The securities are linked to the iShares® Russell 2000 ETF and are subject to the risks associated with small-capitalization companies. The iShares® Russell 2000 ETF is composed of equity securities issued by companies with relatively small market capitalization. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large-capitalization companies. In addition, small-

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capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the iShares® Russell 2000 ETF may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

▪	Foreign company risk. Some of the equity securities included in the Invesco QQQ TrustSM, Series 1 are issued by foreign companies. Foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. Foreign companies may be subject to different political, market, economic, regulatory and other risks than those applicable to domestic companies, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of some of the equity securities included in the Invesco QQQ TrustSM, Series 1, and therefore the performance of the Invesco QQQ TrustSM, Series 1 and the value of the securities.

▪	No ownership rights relating to the Underlyings. Your return on the securities will not reflect the return you would realize if you actually owned the shares of the Underlyings or the assets that comprise the Underlyings. The return on your investment is not the same as the total return you would receive based on a purchase of the equity securities that comprise the Underlyings. For example, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the equity securities that comprise the Underlyings.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Underlyings. However, an adjustment will not be required in response to all events that could affect the Underlyings. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments” in the relevant product supplement.

▪	Government regulatory action, including legislative acts and executive orders, could result in material changes to the Underlyings and could negatively affect your return on the securities. Government regulatory action, including legislative acts and executive orders, could materially affect the Underlyings. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

Risks Relating to the Issuer

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

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Risks Relating to Conflicts of Interest

▪	Hedging and trading activity. We, any dealer or any of our or their respective affiliates may carry out hedging activities related to the securities, including in instruments related to the Underlyings. We, any dealer or our or their respective affiliates may also trade instruments related to the Underlyings from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Coupon Barrier Level, the Downside Threshold Level and the Early Redemption Level for each Underlying, whether you receive a Contingent Coupon on each Contingent Coupon Payment Date and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of an Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Levels of the Underlyings, and therefore, could increase the Coupon Barrier Levels, which are the respective levels at or above which each Underlying must close in order for you to receive a Contingent Coupon, and the Downside Threshold Levels, which are the respective levels at or above which each Underlying must close on the Valuation Date so that you are not exposed to the negative performance of the Worst Performing Underlying. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is less than the Price to Public.” Therefore, in addition to the levels of any Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o       the expected and actual volatility of the Underlyings;

o       the expected and actual correlation, if any, between the Underlyings;

o       the time to maturity of the securities;

o        the dividend rate on the equity securities included in the Underlyings;

o       interest and yield rates in the market generally;

o       investors’ expectations with respect to the rate of inflation;

o       geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Underlyings or markets generally and which may affect the level of the Underlyings; and

o       our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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Principal at Risk Securities

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). The costs included in the original Price to Public of the securities will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of MSSB has an ownership interest, for providing certain electronic platform services with respect to this offering. MSSB is acting as a dealer in connection with the distribution of the securities. These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgement. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include the agent’s discounts or commissions and hedging and other

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transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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iShares® Russell 2000 ETF

The following graph sets forth the daily closing levels of the iShares® Russell 2000 ETF for the period from January 3, 2017 through September 2, 2022. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the iShares® Russell 2000 ETF for each quarter in the same period. The closing level on September 2, 2022 was $180.09. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The closing levels reported by Bloomberg may not be the same as the closing levels derived from the applicable Reuters page. The historical values of the iShares® Russell 2000 ETF should not be taken as an indication of future performance, and no assurance can be given as to the level of the iShares® Russell 2000 ETF on any trading day. The graph below may have been adjusted to reflect certain corporation actions such as stock splits and reverse stock splits.

iShares® Russell 2000 ETF Daily Closing Levels January 3, 2017 to September 2, 2022

* The solid red line in the graph indicates the Coupon Barrier Level and the solid green line indicates the Downside Threshold Level.
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iShares® Russell 2000 ETF	High	Low	Period End
2017
First Quarter	$140.36	$133.75	$137.48
Second Quarter	$142.10	$133.72	$140.92
Third Quarter	$148.18	$134.83	$148.18
Fourth Quarter	$154.30	$145.63	$152.46
2018
First Quarter	$159.96	$145.44	$151.83
Second Quarter	$169.97	$148.13	$163.77
Third Quarter	$173.02	$164.20	$168.55
Fourth Quarter	$166.33	$125.88	$133.90
2019
First Quarter	$158.24	$132.25	$153.09
Second Quarter	$160.71	$145.86	$155.50
Third Quarter	$157.90	$144.85	$151.34
Fourth Quarter	$166.68	$146.46	$165.67
2020
First Quarter	$169.53	$99.90	$114.46
Second Quarter	$153.09	$104.62	$143.18
Third Quarter	$158.46	$139.07	$149.79
Fourth Quarter	$199.14	$152.18	$196.06
2021
First Quarter	$234.42	$193.50	$220.94
Second Quarter	$232.89	$211.85	$229.37
Third Quarter	$231.39	$211.73	$218.75
Fourth Quarter	$242.56	$212.12	$222.45
2022
First Quarter	$225.32	$191.52	$205.27
Second Quarter	$207.91	$163.90	$169.36
Third Quarter (through September 2, 2022)	$201.07	$169.56	$180.09
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Invesco QQQ TrustSM Historical Performance

The following graph sets forth the daily closing levels of the Invesco QQQ TrustSM for the period from January 3, 2017 through September 2, 2022. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Invesco QQQ TrustSM for each quarter in the same period. The closing level on September 2, 2022 was $295.17. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The closing levels reported by Bloomberg may not be the same as the closing levels derived from the applicable Reuters page. The historical values of the Invesco QQQ TrustSM should not be taken as an indication of future performance, and no assurance can be given as to the level of the Invesco QQQ TrustSM on any trading day. The graph below may have been adjusted to reflect certain corporation actions such as stock splits and reverse stock splits.

Invesco QQQ TrustSM Daily Closing Levels January 3, 2017 to September 2, 2022

* The solid red line in the graph indicates the Coupon Barrier Level and the solid green line indicates the Downside Threshold Level.
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Invesco QQQ TrustSM	High	Low	Period End
2017
First Quarter	$132.47	$119.54	$132.38
Second Quarter	$143.57	$130.40	$137.64
Third Quarter	$146.42	$136.19	$145.45
Fourth Quarter	$158.64	$145.58	$155.76
2018
First Quarter	$174.08	$153.45	$160.13
Second Quarter	$177.60	$155.51	$171.65
Third Quarter	$186.74	$170.80	$185.79
Fourth Quarter	$186.17	$143.50	$154.26
2019
First Quarter	$182.57	$149.82	$179.66
Second Quarter	$191.11	$170.12	$186.74
Third Quarter	$195.29	$180.73	$188.81
Fourth Quarter	$213.79	$184.05	$212.61
2020
First Quarter	$236.98	$169.30	$190.40
Second Quarter	$248.84	$182.31	$247.60
Third Quarter	$302.76	$250.49	$277.84
Fourth Quarter	$313.74	$269.38	$313.74
2021
First Quarter	$336.45	$299.94	$319.13
Second Quarter	$354.99	$316.89	$354.43
Third Quarter	$382.11	$354.57	$357.96
Fourth Quarter	$403.99	$352.62	$397.85
2022
First Quarter	$401.68	$318.17	$362.54
Second Quarter	$369.30	$271.39	$280.28
Third Quarter (through September 2, 2022)	$333.06	$282.13	$295.17
September 2022	Page 30

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

SPDR® S&P 500® ETF Trust Historical Performance

The following graph sets forth the daily closing levels of the SPDR® S&P 500® ETF Trust for the period from January 3, 2017 through September 2, 2022. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the SPDR® S&P 500® ETF Trust for each quarter in the same period. The closing level on September 2, 2022 was $392.24. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The closing levels reported by Bloomberg may not be the same as the closing levels derived from the applicable Reuters page. The historical values of the SPDR® S&P 500® ETF Trust should not be taken as an indication of future performance, and no assurance can be given as to the level of the SPDR® S&P 500® ETF Trust on any trading day. The graph below may have been adjusted to reflect certain corporation actions such as stock splits and reverse stock splits.

SPDR® S&P 500® ETF Trust Daily Closing Levels January 3, 2017 to September 2, 2022

* The solid red line in the graph indicates the Coupon Barrier Level and the solid green line indicates the Downside Threshold Level.
September 2022	Page 31

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

SPDR® S&P 500® ETF Trust	High	Low	Period End
2017
First Quarter	$239.78	$225.24	$235.74
Second Quarter	$244.66	$232.51	$241.80
Third Quarter	$251.23	$240.55	$251.23
Fourth Quarter	$268.20	$252.32	$266.86
2018
First Quarter	$286.58	$257.63	$263.15
Second Quarter	$278.92	$257.47	$271.28
Third Quarter	$293.58	$270.90	$290.72
Fourth Quarter	$291.73	$234.34	$249.92
2019
First Quarter	$284.73	$244.21	$282.48
Second Quarter	$295.86	$274.57	$293.00
Third Quarter	$302.01	$283.82	$296.77
Fourth Quarter	$322.94	$288.06	$321.86
2020
First Quarter	$338.34	$222.95	$257.75
Second Quarter	$323.20	$246.15	$308.36
Third Quarter	$357.70	$310.52	$334.89
Fourth Quarter	$373.88	$326.54	$373.88
2021
First Quarter	$397.26	$368.79	$396.33
Second Quarter	$428.06	$400.61	$428.06
Third Quarter	$453.19	$424.97	$429.14
Fourth Quarter	$477.48	$428.64	$474.96
2022
First Quarter	$477.71	$416.25	$451.64
Second Quarter	$456.80	$365.86	$377.25
Third Quarter (through September 2, 2022)	$429.70	$377.91	$392.24
September 2022	Page 32

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, it is reasonable under current law to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. However, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss you recognize on the securities.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	Any coupons paid on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the securities might be determined to be contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, might be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. Subject to the discussion below and in the accompanying product supplement under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA,” we currently do not intend to treat coupons paid to a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Moreover, as discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2025 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

September 2022	Page 33

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

September 2022	Page 34

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of $0.25 per $10 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $0.25 for each security they sell, of which $0.05 per $10 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

September 2022	Page 35

Auto-Callable Contingent Income Securities with Memory Coupon Feature due September 5, 2025
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and (iii) possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated August 12, 2022 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on August 12, 2022. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated August 12, 2022, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on August 12, 2022. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

September 2022	Page 36